EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT


The Board of Directors
Optical Cable Corporation:

         We consent to the incorporation by reference herein of our report dated December 8, 1995, relating to the balance sheets of Optical Cable Corporation as of October 31, 1994 and 1995, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three-year period ended October 31, 1995, which report appears in the October 31, 1995, annual report on Form 10-K of Optical Cable Corporation incorporated by reference herein.




                                                     s/ KPMG Peat Marwick LLP
                                                     ---------------------------
                                                     KPMG Peat Marwick LLP

Roanoke, Virginia
July 30, 1996